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                                                                    EXHIBIT 23.1



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement, as amended (Form S-4) and related Prospectus of Russell Corporation, pertaining to the Exchange Offer of $250,000,000 9.25% Senior Notes due 2010. We also consent to (1) the use of our report dated February 8, 2002 (except for Notes 8 and 13, as to which the dates are March 5, 2002 and July 22, 2002, respectively) with respect to the 2001 consolidated financial statements of Russell Corporation, included in the Registration Statement; and (2) the incorporation by reference of our reports dated February 8, 2002 (except for Note 8 as dated March 5, 2002), with respect to the consolidated financial statements of Russell Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 29, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                     /s/  Ernst & Young LLP
October 4, 2002
Birmingham, Alabama